UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 WebSecure, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                       04-3296069
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

1711 Broadway, Saugus, Massachusetts                       01906
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

         None

Securities to be registered pursuant to Section 12(g) of the Act:

            Common Stock, $.01 par value per share
                                (Title of class)

            Redeemable Common Stock Purchase Warrants
                                (Title of class)








                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Common Stock

         The capital stock of WebSecure, Inc. (the "Registrant") to be registered is the Registrant's Common Stock, $.01 par value per share (the "Common Stock"). A description of the Common Stock comparable to the description required here has been previously filed on September 11, 1996 with the Securities and Exchange Commission (the "Commission") in the Registrant's filing of a Registration Statement on Form SB-2 (the "Form SB-2") under the Securities Act of 1933 (Registration No. 333-11751) as amended on October 25, 1996.

         Redeemable Warrants

         The Redeemable Warrants of the Registrant to be registered hereby are the Registrant's Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $9.60 per share (the "Warrants"). A description of the Warrants comparable to the description required here has also been previously filed with the Commission in the Form SB-2.

ITEM 2.  EXHIBITS.

         The following exhibits required by Instruction I to Item 2 have been filed as exhibits to the Registrant's Form SB-2 and are incorporated by reference herein.

          Exhibit
            No.                                      Title
          -------                                    -----

            3a Certificate of Incorporation of the Company, dated September 1995 with Amendments thereto dated September 1995, December 1995 and March 1996 and a Certificate of Correction dated June 1996.

            3b             Bylaws.

            4b             Specimen Stock Certificate.

            4d Form of Warrant Agreement between the Company and American Securities Transfer & Trust, Incorporated (includes Specimen Warrant Certificate).






                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             WEBSECURE, INC.



                                             By:/s/ Robert Kuzara
                                             --------------------------------
                                                Robert Kuzara, President and
                                                Chief Executive Officer

Date:  October 30, 1996